Exhibit 10.64



                                 LEASE AGREEMENT

                         Dated as of September 21, 1993



                                     between



                        COGENTRIX OF PENNSYLVANIA, INC.,
                                   as Lessor,



                                       and



                          KEYSTONE VILLAGE FARMS, INC.
                                    as Lessee



                               Greenhouse Facility
                        Located in Ringgold, Pennsylvania

                                TABLE OF CONTENTS
                                (Lease Agreement)

PARTIES

ARTICLE I            DEFINITIONS; CONSTRUCTION OF REFERENCES..................1

    Section 1.01.    Definitions..............................................1
    Section 1.02.    Construction of References...............................7

ARTICLE II           LEASE OF FACILITY........................................7

ARTICLE III          RENT AND SERVICES........................................7

    Section 3.01.    Basic Rent...............................................7
    Section 3.02.    Supplemental Rent........................................7
    Section 3.03.    Method of Payment........................................8
    Section 3.04.    Late Payment.............................................8
    Section 3.05.    Net Lease; No Setoff; Etc................................8
    Section 3.06.    Utilities................................................8
    Section 3.07.    Services Provided by Lessor..............................9

ARTICLE IV           DISCLAIMER OF WARRANTIES.................................9

ARTICLE V            RESTRICTION ON LIENS.....................................9

ARTICLE VI           OPERATION AND MAINTENANCE; ALTERATIONS,
                     MODIFICATIONS AND ADDITIONS..............................9

    Section 6.01.    Operation and Maintenance................................9
    Section 6.02.    Repair and Replacement...................................10
    Section 6.03.    Alterations Required by Law..............................10
    Section 6.04.    Plans and Specifications; Operating Manual...............10
    Section 6.05.    Operational Alterations..................................11
    Section 6.06.    Title to Parts...........................................11
    Section 6.07.    Lessor's Option to Pay Costs of Alterations..............12
    Section 6.08.    Reports of Alterations...................................12
    Section 6.09.    Removal of Parts.........................................12
    Section 6.10.    Parts Free and Clear of Liens............................12
    Section 6.11.    Permitted Contests.......................................12
    Section 6.12.    Operating Logs...........................................13
    Section 6.13.    Return of Facility.......................................13

ARTICLE VII          IDENTIFICATION...........................................13

ARTICLE VIII         INSURANCE................................................13

    Section 8.01.    Coverage.................................................13
    Section 8.02.    Policy Provisions........................................15
    Section 8.03.    Evidence of Insurance....................................16
    Section 8.04.    No Duty of Lessor to Verify..............................17

ARTICLE IX           LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE................17

    Section 9.01.    Occurrence of Event of Loss..............................17
    Section 9.02.    Repair of Loss or Destruction............................17
    Section 9.03.    Other Dispositions.......................................18

ARTICLE X            INTEREST CONVEYED TO LESSEE..............................18

ARTICLE XI           ASSIGNMENT AND SUBLEASE; LOCATION........................18

    Section 11.01.   Assignment and Sublease..................................18
    Section 11.02.   Location.................................................18

ARTICLE XII          INSPECTION AND REPORTS...................................19

    Section 12.01.   Condition and Operation..................................19
    Section 12.02.   Annual Insurance Report..................................19
    Section 12.03.   Financial Reports........................................19
    Section 12.04.   Budget Approval..........................................20
    Section 12.05.   Liability................................................21
    Section 12.06.   Liens....................................................21

ARTICLE XIII         EVENTS OF DEFAULT........................................21

ARTICLE XIV          ENFORCEMENT..............................................22

    Section 14.01.   Remedies.................................................22
    Section 14.02.   Survival of Lessee's Obligations.........................23
    Section 14.03.   Remedies Cumulative......................................23

ARTICLE XV           RIGHT TO PERFORM FOR LESSEE..............................24

ARTICLE XVI          INDEMNITIES..............................................24

    Section 16.01.   General Indemnity........................................24
    Section 16.02.   Fees, Taxes and Other Charges............................25
    Section 16.03.   Survival.................................................28
    Section 16.04.   Waiver...................................................28

ARTICLE XVII         COVENANTS OF LESSEE......................................29

    Section 17.01.   Operation of Facility....................................29
    Section 17.02.   Affiliated Transactions..................................29

ARTICLE XVIII        MISCELLANEOUS............................................29

    Section 18.01.   Further Assurances.......................................29
    Section 18.02.   Quiet Enjoyment..........................................30
    Section 18.03.   Facility as Security for Lessor's Obligations............30
    Section 18.04.   Notices..................................................30
    Section 18.05.   Severability.............................................30
    Section 18.06.   Amendment................................................30
    Section 18.07.   Headings.................................................31
    Section 18.08.   Counterparts.............................................31
    Section 18.09.   Governing Law............................................31
    Section 18.10.   Performance of Obligations to Lender.....................31
    Section 18.11.   Binding Effect; Successors and Assigns; Survival.........31
    Section 18.12.   Divisible Lease..........................................31
    Section 18.13.   Effectiveness............................................31
    Section 18.14.   Security Agreement.......................................32


SCHEDULES

SCHEDULE 1.01(a)     Description of Facility
SCHEDULE 3.01        Basic Rent
SCHEDULE 3.02        Supplemental Rent



EXHIBITS

EXHIBIT 1.01         Lender Consent and Agreement

     LEASE AGREEMENT dated as of September 21, 1993 between COGENTRIX OF PENNSYLVANIA, INC., a Delaware corporation (the "Lessor"), and KEYSTONE VILLAGE FARMS, INC., a Pennsylvania corporation (the "Lessee").

                              W I T N E S S E T H:

     WHEREAS,  the Lessor owns a greenhouse facility in Ringgold,  Pennsylvania;
and

     WHEREAS, the Lessor desires to lease the Facility (as defined below) to the Lessee and the Lessee desires to lease the Facility from the Lessor, all on the terms and conditions herein contained.

     In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                     DEFINITIONS; CONSTRUCTION OF REFERENCES

     Section 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

     "Address" shall mean:

          (a) with respect to the Lessor, 9405 Arrowpoint Boulevard, Charlotte, North Carolina 28273, ATTN: President; and

          (b) with respect to the Lessee, 12 Elkins Road, East Brunswick, New Jersey 08816, ATTN: Michael A. Degiglio; and

          (c) with respect to the Lender, Banque Paribas, New York Branch, as Agent, 787 Seventh Avenue, 32nd Floor, New York, New York 10019, ATTN:
     Glenn Tobias, Specialized Industries Group.

     "Affiliate" of any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with, such Person.

     "Agent" shall mean Banque Paribas, New York Branch as agent for the Lender.

     "Alterations" shall mean, with respect to the Facility, alterations, improvements, modifications and additions to the Facility (but excluding any replacement of Parts incorporated in the Facility).

     "APD" shall mean Agro Power Development, Inc., a New York corporation.

     "Basic Rent" shall mean the rent payable pursuant to Section 3.01. of this Agreement.

     "Board of Directors" with respect to the Lessee or the Lessor, means either the Board of Directors or any duly authorized committee of that Board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Lessee or Lessor, as the case may be, to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification.

     "Bonus" with respect to the Lessee's grower and sales representatives, shall mean bonuses paid to such persons pursuant to bonus plans the specific terms of which are approved by the Lessor in writing prior to the commencement of the Lease Year in which such bonuses are paid.

     "Budget" shall have the meaning specified in Section 12.04.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in New York, New York or Charlotte, North Carolina.

     "Cash Flow" shall mean for any Lease Year (a) the sum of (i) gross revenues from the sale of Product, plus (ii) all amounts received by the Lessee pursuant to the Line of Credit Facility Agreement, plus, (iii) insurance proceeds received by the Lessor from policies of the type described in subsection 8.01(a)(iii) or any other insurance proceeds paid with respect to the loss or damage to Product, plus, (iv) revenues received pursuant to Article XVII plus
(v) all other operating revenues of the Facility, minus (b) all Greenhouse Expenses paid in the ordinary course of business (but excluding any Greenhouse Expenses that are prepaid by the Lessee).

     "Closing Date" shall mean the date this Agreement is executed and delivered by the parties.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or any comparable successor law.

     "Default" means any event or condition which, with notice or lapse of time or both, would become an Event of Default.

     "Equipment" shall mean the equipment and other property described in Part 1 of Schedule 1.01(a) of this Agreement, together with any Parts which may from time to time be incorporated in such equipment or other property and title to which shall have vested in the Lessor.

     "Effective Date" shall have the meaning specified in Section 18.13.

     "Escrow Agent" shall have the meaning specified in Section 3.02. of this Agreement.

     "Event of Default" shall have the meaning specified in Article XIII of this Agreement.

     "Event of Loss" shall mean (a) the actual or constructive total loss of all or substantially all the Facility, or the condemnation, confiscation or seizure of, or requisition of title to, or requisition by any Governmental Authority of the use of, all or substantially all the Facility, or

(b) the loss, destruction or damage of or condemnation, confiscation or seizure of, or requisition by any Governmental Authority of the use of, such portion of the Facility as to render the Facility unable to operate at substantially the same level of operation as prior to the occurrence of such event, unless (x) it is feasible to restore, rebuild or replace the affected portion of the Facility and (y) in the opinion of the Lender and the Lessor, sufficient funds are or will be available to the Lessor (i) to restore, rebuild or replace the affected portion of the Facility so that the Facility will be able to operate at substantially the same level of operation as prior to the occurrence of such event within twelve (12) months after the occurrence of such event and (ii) to pay all Rent until such restoration, rebuilding or replacement is completed.

     "Expense" shall have the meaning specified in Section 16.01. of the Lease.

     "Facility" shall mean the Lessor's rights in and to the Plant, the Site and the Equipment.

     "Fees, Taxes and Other Charges" shall have the meaning specified in Section
16.02. of the Lease.

     "Gas Supply Contract" shall mean the Gas Supply Contract dated June 15, 1989 among the Lessor, J.C. Enterprises and Cogentrix, Inc., as the same may be amended, supplemented or otherwise modified from time to time.

     "Greenhouse Expenses" shall mean the sum (without duplication) of (a) direct labor costs paid (excluding the salary and benefits paid to the Lessee's grower and sales representatives but including a Bonus paid with respect thereto), (b) seed expense paid, (c) packaging supplies expense paid, (d) fertilizer and chemical expenses paid, (e) biological control, including bees, expense paid, (f) freight expense paid, (g) growing medium and supplies expense paid, (h) carbon dioxide expense paid, (i) utility (including hot water, electricity and natural gas) expense paid, (j) Management Fee paid, (k) Basic Rent paid, (1) insurance premiums and property taxes paid, (m) principal and interest paid with respect to the Line of Credit Facility Agreement and (n) all other cash expenses paid relating to the operation of the Facility, to the extent contained in the Budget; provided, however, that there shall be excluded from Greenhouse Expenses (a) all expenses to be paid from the Management Fee,
(b) all payments with respect to federal, state and local income taxes, (c) payment of principal, interest and fees with respect all indebtedness of the Lessee for non capital expenditures other than the Line of Credit Facility Agreement and (d) payment of principal, interest, lease payments and fees with respect to the acquisition by the Lessee of capital equipment, except to the extent consented to in advance by the Lessor in writing.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Incorporated in" shall have the meaning specified in Section 6.02. of the Lease.

     "Indemnitee"   shall  mean  the  Lessor,  the  Lender  and  the  respective successors, assigns, officers, directors, employees and agents of any thereof.

     "Inspecting Parties" shall have the meaning specified in Section 12.01. of the Lease.

     "Insurance and Condemnation Proceeds Accounts" shall mean the account referred to as the Insurance and Condemnation Proceeds Account established by the Security Agent pursuant to the terms of the Security Deposit Agreement.

     "Lease  Security  Agreement"  shall have the meaning  specified  in Section
18.14. of the Lease.

     "Lease Term" shall mean (a) the period commencing on December 1, 1993 and ending on December 31, 2003, or (b) such shorter period as may result from earlier termination of the Lease as provided herein.

     "Lease Termination Date" shall mean the last day of the Lease Term.

     "Lease Year" shall mean each period commencing on January 1 and ending on December 31 during the term of this Lease; provided, however, that the first Lease Year shall commence on December 1, 1993 and end on December 31, 1994.

     "Lender" shall mean Banque Paribas, New York Branch, and each other banking institution that is a party to the Loan Agreement, and their respective successors and assigns.

     "Lender Consent and Agreement" shall mean the Lender Consent and Agreement in the form of Exhibit 1.01. hereto.

     "Lessee"  shall  mean  Keystone   Village   Farms,   Inc.,  a  Pennsylvania
corporation, and its permitted successors and permitted assigns.

     "Lessor"   shall  mean   Cogentrix  of   Pennsylvania,   Inc.,  a  Delaware
corporation, and its successors and permitted assigns.

     "Lien" shall mean any lien, mortgage, encumbrance, pledge, charge, lease, easement, servitude, right of others or security interest of any kind, including any thereof arising under any conditional sale or other title retention agreement.

     "Line of Credit Facility Agreement" shall mean the Line of Credit Facility Agreement dated as of December 1, 1993 between Cogentrix, Inc. and the Lessee, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

     "Loan Agreement" shall mean the Construction and Term Loan Agreement dated as of June 15, 1989 between the Lessor and the Lender, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

     "Management Agreement" shall mean the Management Agreement to be entered into between the Lessee and APD pursuant to which APD will provide certain management services to the Lessee, which Management Agreement shall be approved in advance by the Lessor in writing.

     "Management Fee" shall mean the management fee paid to APD pursuant to the Management Agreement for (a) all internal accounting services of the Lessee, (b) salary and other benefits paid to the Lessee's grower and sales representatives, (c) all internal management services performed by principals of the Lessee or APD and
(d) all direct out-of-pocket expenses (including travel and living expenses) paid in connection with the performance of the services described in clauses
(a), (b) and (c). The Management Fee shall be two hundred fifty thousand dollars ($250,000.00) per year (except that for the first Lease Year, the Management Fee shall be two hundred seventy-one thousand dollars ($271,000.00)) and shall increase on an annual basis as of May 1 of each Lease Year following the first Lease Year at a rate equal to the percentage increase in the gross national product implicit price deflator, but in no event shall the increase in the Management Fee exceed five percent (5%) per Lease Year. The Management Agreement shall provide that the Management Fee be paid in twelve (12) equal monthly installments in arrears during each Lease Year (except for the first Lease Year, in which the Management Fee shall be paid in thirteen (13) equal monthly installments in arrears.)

     "Mortgage" shall mean the mortgage by the Lessor to the Lender dated as of April 15, 1989, as amended from time to time.

     "Nonseverable" shall describe (i) with respect to any Alteration, an Alteration which is a "nonseverable improvement" within the meaning of Revenue Procedure 79-48 and (ii) with respect to any part not constituting an Alteration or part of an Alteration, a part which cannot be readily removed from the equipment without causing material damage to the Facility.

     "Notes" shall mean the term loan notes issued by the Lessor to the Lender pursuant to the Loan Agreement.

     "Officer's Certificate" means a certificate signed by a Responsible Officer of the party required to give such certificate.

     "Operating Manual" shall mean such operating manuals as are ordinarily maintained by the Lessee with respect to the Facility and any such manuals provided by any manufacturer of any component of the Facility.

     "Operative Documents" shall mean this Lease Agreement, the Line of Credit Facility Agreement and the Consent and Agreement.

     "Overdue Rate" shall mean an interest rate equal to ten percent (10%) per annum.

     "Parts" shall have the meaning specified in Section 6.02.

     "Permitted Liens" shall mean (a) the respective rights and interests of the Lessor, the Lessee and the Lender as provided in the Operative Documents, (b) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Facility, title thereto or any interest therein and shall not interfere with the use or disposition of the Facility or the payment of Rent, (c) materialmen's, mechanics', workers, repairmen's, employees' or other similar Liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Facility, title thereto or any interest therein and shall not interfere with the use or disposition of the Facility or the payment of

Rent, (d) Liens arising out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and either which have been bonded or for the payment of which adequate reserves shall have been provided and (e) Liens created pursuant to the Security Agreement.

     "Person" shall mean individual,  corporation,  partnership,  joint venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     "Plans and Specifications" shall mean the plans and specifications for the Plant and the Equipment identified as such, as the same may be revised from time to time in accordance with the terms of this Agreement.

     "Plant" shall mean those buildings and other properties specifically described in Part 2 of Schedule 1.01.(a) to the Lease, together at all times with any and all Parts which may from time to time be incorporated in the Plant.

     "Product" shall mean tomatoes or any other agricultural product approved in writing by the Lessor and the Lender.

     "Rent" shall mean Basic Rent and Supplemental Rent, collectively.

     "Rent Payment Date" shall mean the first day of each April, May, June, July, August, September, October, November and December during the term of this Agreement and the Lease Termination Date.

     "Responsible Officer" shall mean the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Vice President (whether or not designated by a number or a word or words added before or after the title "Vice President", including any Assistant Vice President), the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or any other officer of any of them customarily performing functions similar to those performed by any of the above designated officers.

     "Revenue Account" shall mean the account referred to as the Revenue Account and established by the Security Agent pursuant to the terms of the Security Deposit Agreement.

     "Security Agent" shall mean First Union National Bank of North Carolina or any bank acting as successor security agent under the Security Deposit Agreement.

     "Security Agreement" shall mean the Security Agreement to be dated as of December 1, 1993 between Cogentrix, Inc. and the Lessee, as the same may be amended, supplemented or otherwise modified from time to time.

     "Security Deposit Agreement" shall mean the Security Deposit Agreement dated as of June 15, 1989 by and among the Lessor, the Agent and the Security Agent, as the same may be amended, supplemented or otherwise modified from time to time.

     "Site" shall mean the land described in Part 3 of Schedule 1.01.(a) of the Lease.

     "Supplemental Rent" shall mean the rent payable pursuant to Section 3.02. of this Agreement.

     "Supplemental Rent Payment Date" shall mean for any Lease Year the March 31 following the end of such Lease Year.

     Section 1.02. Construction of References. All references in this instrument to designated sections and other subdivisions are to designated sections and other subdivisions of this instrument, and the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular section or other subdivision.

     Except as otherwise indicated, all the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof.

                                   ARTICLE II

                                LEASE OF FACILITY

     As of December 1, 1993, subject to all the terms and conditions of this Agreement, the Lessor shall lease, and hereby as of the Effective Date does lease, the Facility to the Lessee, and the Lessee shall lease, and hereby as of the Effective Date does lease, the Facility from the Lessor for the Lease Term.

                                   ARTICLE III

                                RENT AND SERVICES

     Section 3.01. Basic Rent. Subject to adjustment as provided below, during the Lease Term, the Lessee shall pay to the Lessor in arrears on each Rent Payment Date Basic Rent for the Facility in an amount equal to the amount set forth on Schedule 3.01. for such Rent Payment Date (in the case of the last Rent Payment Date if such date is other than a Rent Payment Date, such Basic Rent shall be prorated based on the number of days during which the Lessee leased the Facility). Basic Rent shall be increased in accordance with any agreement reached in connection with the payment by the Lessor of the costs of any Alterations in accordance with Section 6.07. hereof.

     Section 3.02. Supplemental Rent. In addition to Basic Rent, the Lessee shall pay to the Lessor Supplemental Rent in an amount equal to the percentage of Cash Flow set forth on Schedule 3.02. during the Lease Term. Supplemental Rent shall be payable for each Lease Year on the Supplemental Rent Payment Date. On or before the last day of each month of each Lease Year (commencing in February, 1994), the Lessee shall pay into an escrow account established with a bank satisfactory to the Lessor (the "Escrow Agent") an amount equal to (a) the cumulative year-to-date Cash Flow for the Lease Year through the end of the preceding month minus (b) amounts previously paid into the escrow account, all as reflected on the certificate provided pursuant to Section 12.03(a)(ii). On the Supplemental Rent Payment Date following the end of each Lease Year, the Escrow Agent shall pay to the Lessor an amount equal to the

Supplemental Rent for the preceding Lease Year required to be paid pursuant to this Section 3.02, as reflected on the certificate required to be delivered pursuant to Section 12.03(b), and shall pay the remaining amounts held in such account with respect to the prior Lease Year to the Lessee.

     Section 3.03. Method of Payment. Basic Rent and Supplemental Rent shall be paid into the Revenue Account as provided in this Section 3.03 hereof; provided, however, that after all indebtedness of the Lessor arising under the Loan Agreement has been paid in full, such amounts shall be payable to the Lessor in accordance with instructions to be provided by the Lessor. Each payment of Rent shall be made by the Lessee in immediately available funds prior to 11:00 A.M., local time, at the place of payment on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the preceding Business Day, with the same force and effect as though made on such scheduled date.

     Section 3.04. Late Payment. If any Rent or any other amount required to be paid hereunder shall not be paid when due, the Lessee shall pay to the Lessor interest (to the extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the date of payment thereof (unless such payment shall be made after 11:00 A.M., local time, in which case such date of payment shall be included) at the Overdue Rate. If any Rent shall be paid on the date when due, but after 11: 00 A.M., local time, at the place of payment, interest shall be payable as aforesaid for one day.

     Section 3.05. Net Lease, No Setoff; Etc. This Lease is a net lease and, notwithstanding any other provision of this Lease, it is intended that Rent shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction.

     Section 3.06. Utilities. The Lessor agrees to provide to the Lessee the following services at the prices set forth below:

          (a) electricity at no additional charge;

          (b) natural gas to be consumed by the Lessee, which shall be separately metered, at a rate equal to the contract price in effect for each billing period under the Gas Supply Contract, up to a maximum of twenty-five thousand dollars ($25,000.00) per year ; provided, however, that the Lessee shall not be required to pay for natural gas consumed as a result of scheduled or unscheduled outages of the Lessor's electric power plant located adjacent to the Facility;

          (c) hot water, at a rate equal to $15,000 per Lease Year; and

          (d) water, at a rate equal to fifty cents ($0.50) per one thousand gallons.

     The Lessor shall invoice the Lessee for such services monthly as incurred, and such invoices shall be payable within thirty (30) days of invoice.

     Section 3.07. Services Provided by Lessor. At the request of the Lessee, the Lessor shall also provide at the Lessee's expense general maintenance services currently being provided to the Facility. The Lessor shall charge the Lessee an amount equal to its actual cost in providing such services and shall invoice the Lessee for such services monthly as incurred. Such invoices shall be payable within thirty (30) days of invoice.

                                   ARTICLE IV

                            DISCLAIMER OF WARRANTIES

     THE FACILITY IS BEING LEASED PURSUANT TO THIS AGREEMENT ON AN "AS-IS, WHERE-IS" BASIS. NEITHER THE LESSOR NOR THE LENDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, OPERATION, ABSENCE OF LATENT DEFECTS OR FITNESS FOR USE OF THE FACILITY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE FACILITY (OR ANY PART THEREOF). It is agreed that except as expressly provided herein all risks incident to the matters discussed in the preceding sentence, as between the Lessor or the Lender, on the one hand, and the Lessee, on the other, are to be borne by the Lessee. The provisions of this Article IV have been negotiated, and, except to the extent otherwise expressly stated in this Agreement, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by the Lessor or the Lender, express or implied, with respect to the Facility, that may arise pursuant to any law now or hereafter in effect, or otherwise.

                                    ARTICLE V

                              RESTRICTION ON LIENS

     The Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Facility, title thereto or any interest therein, except Permitted Liens. The Lessee shall promptly, at its own expense, take such action as may be necessary duly to discharge or eliminate or bond in a manner satisfactory to the Lessor any such Lien if the same shall arise at any time. The Lessee further agrees that it shall pay or cause to be paid on or before the time or times prescribed by law (after giving effect to any applicable grace period) any taxes, assessments, fees or charges imposed on the Lessee (or any affiliated or related group of which the Lessee is a member) under the laws of any jurisdiction that, if unpaid, might result in any Lien prohibited by this Lease.

                                   ARTICLE VI

                     OPERATION AND MAINTENANCE; ALTERATIONS,

                           MODIFICATIONS AND ADDITIONS

     Section 6.01. Operation and Maintenance. The Lessee, at its own expense, shall at all times operate, maintain, service and repair the Facility in accordance with (a) prudent commercial operating maintenance practices, including all manufacturers' warranty requirements to the extent such requirements are made known to the Lessee, (b) the then current Operating

Manual, (c) except to the extent Section 6.11 hereof shall apply, all applicable requirements of law and of any court and of any Governmental Authority (including without limitation all zoning, environmental protection, pollution, sanitary and safety laws) noncompliance with which would have a material adverse effect on the Lessee's right to operate the Facility, the Lessee's business or financial condition or the rights of the Lessor in the Facility or would, in the opinion of the Lessor, involve a material risk of any of the items enumerated in
Section 6.11 (i) through (iv), and (d) all requirements contained in permits and licenses relating to the Facility in effect from time to time during the Lease Term. In connection therewith, the Lessee shall (i) maintain the Facility in good operating condition, ordinary wear and tear excepted, (ii) cause the Facility to continue to have the capacity and functional ability to produce Product on a continuing basis, in normal commercial operation, in a commercially efficient manner, (iii) comply with the standards imposed by any insurance policies in effect at any time with respect to the Facility or any part thereof, and (iv) bear the expense associated with changes in permitting requirements relating to the Facility during the Lease Term.

     Section 6.02. Repair and Replacement. Except after the occurrence of an Event of Loss, and except as provided below, the Lessee, at its own expense, shall keep the Facility in good operating condition (reasonable wear and tear excepted), and shall make all repairs, replacements and renewals of all necessary or useful appliances, parts, instruments, accessories and miscellaneous property of whatever nature (collectively, the "Parts") necessary to maintain the Facility in good operating condition. The Lessee shall be responsible for making (a) all structural and nonstructural repairs and replacements to the Facility up to ten thousand dollars ($10,000) in the aggregate in each Lease Year and (b) all repairs and replacements relating to movable, grading, packaging and distribution equipment. The Lessor shall be responsible for making all necessary structural and nonstructural repairs in excess of ten thousand dollars ($10,000) in the aggregate in any Lease Year other than repairs and replacements of items referred to in clause (b) above; provided, however, that if such repairs or replacements are necessitated by the negligent or willful acts of the Lessee, its employees, agents or invitees, then the cost of such repairs or replacements shall be borne by the Lessee. In the ordinary course of maintenance, service, repair or testing, the Lessee may remove any Parts, but the Lessee shall cause such Parts to be replaced as promptly as practicable. All replacement Parts shall be free and clear of all Liens except Permitted Liens and shall be in at least as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

     Section 6.03. Alterations Required by Law. The Lessor shall make such Alterations to the Facility as may be required from time to time to meet the requirements of and be in conformity with all applicable requirements of law, of any court and of any Governmental Authority and the Lessee will maintain the same in proper operating condition under such laws and requirements, except to the extent Section 6.11 hereof shall apply. Upon completion of such Alterations, the Basic Rent shall be automatically increased on an annual basis by an amount equal to sixty-five dollars ($65.00) for every one thousand dollars ($1,000) of costs paid by the Lessor in connection with the Alterations.

     Section 6.04. Plans and Specifications; Operating Manual. As soon as practicable following the Effective Date, the Lessor shall provide to the Lessee the Operating Manual and a complete set of "as-built" Plans and Specifications (which shall in the aggregate reflect the

Facility as of the Effective Date). The Lessee shall maintain throughout the Lease Term, and keep on file at the Facility, a current Operating Manual and a complete set of "as-built" Plans and Specifications (which shall in the aggregate reflect all Parts incorporated in the Facility and all Alterations made pursuant to this Article VI) with respect to the Facility. Upon any expiration of the Lease Term or the exercise of remedies pursuant to Article XIII hereof, the Lessee shall deliver to the Lessor a complete set, current as of the date of such return or exercise of remedies, of such Plans and Specifications and all work drawings and similar documents with respect to the operation of the Facility. The Plans and Specifications shall not be revised, amended or modified in any manner which would adversely affect the operating capacity, cost efficiency, utility, reliability or value of the Facility.

     Section 6.05. Operational Alterations. In addition to the foregoing, the Lessee, at its own expense (subject to Section 6.07 hereof), may from time to time make such Alterations to the Facility as the Lessee may deem desirable in the proper conduct of its business, which shall be approved by the Lessor in advance, provided that such Alterations shall not adversely affect the operating capacity, cost efficiency, utility, reliability or value of the Facility.

     Section 6.06. Title to Parts. Title to each Part (including any Alteration) incorporated in the Facility pursuant to this Article VI shall without further act vest in the Lessor and shall be deemed to constitute a part of the Facility and be subject to this Lease in the following cases:

          (a) such Part shall be in replacement of or in substitution for, and not in addition to, any Part originally incorporated in the Equipment or any Part title to which shall have vested in the Lessor pursuant to this
     Section 6.06;

          (b) such Part shall be required to be incorporated in the Facility pursuant to the terms of Sections 6.02 and 6.03 hereof;

          (c) such Part shall be Nonseverable; or

          (d) such Part shall be paid for by the Lessor.

     If such Part or Parts are  incorporated  in the  Facility  pursuant to this
Article VI and are not within any of the categories set forth in clauses (a) through (d) above, then title to such Part or Parts shall vest in the Lessee, subject to the rights of the Lessor provided in Section 6.09 hereof.

     All Parts (other than Parts the title to which is vested in the Lessee in accordance with the preceding sentence) at any time removed from the Facility shall remain the property of the Lessor, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated in the Equipment and that meet the requirements for replacement Parts specified in
Section 6.02 hereof. Immediately upon any replacement Part becoming incorporated in the Equipment as provided in Section 6.02 hereof, without further act, (a) title to the removed Part shall thereupon vest in such Person as shall be designated by the Lessee, free and clear of all rights of the Lessor, (b) title to such replacement Part shall thereupon vest in the Lessor and (c) such replacement Part shall become subject to this Lease and be deemed part of the Facility for all purposes hereof to the same extent as the parts originally incorporated in the Facility.

     Section 6.07. Lessor's Option to Pay Costs of Alterations. If requested to do so by the Lessee, the Lessor may at its option pay for any Alteration title to which will vest or has vested in the Lessor pursuant to Section 6.06 hereof, subject to agreement as to adjustments in Basic Rent in accordance with Section
3.01 hereof.

     Section 6.08. Reports of Alterations. On or before March 15 of each calendar year commencing in 1995 and on the date on which the Lease Term shall expire, the Lessee shall furnish the Lessor with a report stating the total cost (as determined in accordance with the Lessee's normal accounting practices) of all Alterations which are Nonseverable and which were not financed pursuant to
Section 6.07 hereof and which are not described in clause (i) or (ii) of Section 4(4).03(c) of Revenue Procedure 75-21 as modified by Revenue Procedure 79-48 and which were made during the period from the date of this Lease to the end of the preceding calendar year in the case of the first such report or during the period from the end of the period covered by the last previous report to one month prior to such report in the case of subsequent reports and briefly describing all such Alterations. Each such report shall be accompanied by an Officer's Certificate stating that no Alteration has been made that would adversely affect the operating capacity, cost efficiency, utility, reliability or value of the Facility or the ability of the Lessee to perform its obligations hereunder.

     Section 6.09. Removal of Parts. All Parts incorporated in the Facility to which the Lessee (or any other Person other than the Lessor) shall have title pursuant to the provisions of Section 6.06 hereof may, subject to any right of the Lessor to use such Part as provided herein and so long as such removal shall be permitted by this Agreement and shall not result in any violation of any law or governmental regulation and so long as no Default or Event of Default shall have occurred and be continuing, be removed at any time by the Lessee (or such other Person) and shall be removed by the Lessee (or the Lessee shall cause such other Person so to remove such Parts) prior to the delivery of the Facility to the Lessor in accordance with the provisions of the Lease, other than upon the termination of this Lease pursuant to Article XIV hereof, and title to such Parts shall at all times remain in the Lessee (or such other Person).

     Section 6.10. Parts Free and Clear of Liens. Any Part title to which shall vest in the Lessor pursuant to Section 6.06 hereof shall be free and clear of all Liens except Permitted Liens.

     Section 6.11. Permitted Contests. If, to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any applicable requirement of law or of a Governmental Authority relating to the operation or maintenance of the Facility shall be prosecuted in good faith by the Lessee or (b) compliance with such requirement shall have been excused or exempted by a nonconforming use permit, waiver, extension or forbearance, the Lessee shall not be required to comply with such requirement but only if such test, challenge, appeal, proceeding or noncompliance shall not, in the opinion of the Lessor, involve a material risk of (i) foreclosure, sale, forfeiture or loss of, or imposition of any Lien other than a Permitted Lien on, any part of the Facility or of impairment of the operation of the Facility, (ii) extending the ultimate imposition of such requirement beyond the termination of the Lease Term (unless there shall have been furnished indemnification satisfactory to the Lessor),
(iii) any material claim against the Lessor (unless there shall have been furnished indemnification satisfactory to the Lessor) or (iv) the nonpayment of Rent.

     Section 6.12. Operating Logs. The Lessee shall keep maintenance and repair reports in sufficient detail to indicate the nature and date of major work done. Such reports shall be kept on file by the Lessee at its offices or at the Facility for as long as they would be kept by a prudent owner or operator of the Facility (but in no event less than three (3) years following the end of the Lease Term), and shall be made available to the Lessor upon reasonable request.

     Section 6.13. Return of Facility. Upon termination of this Agreement, the Lessee, at its own expense, shall return the Facility to the Lessor by surrendering the same into the possession of the Lessor free and clear of all Liens and in the condition required by Section 6.01 hereof.

                                   ARTICLE VII

                                 IDENTIFICATION

     The Lessee shall maintain throughout the Lease Term in a prominent location at each entrance to each of the buildings comprising the Facility at least one
(1) plate or other clear and durable marking stating "THE EQUIPMENT AND ALL RELATED EQUIPMENT IN THIS FACILITY IS OWNED BY COGENTRIX OF PENNSYLVANIA, INC.," in letters not less than one-half inch in height. On the Closing Date the Lessee shall certify that it has complied with the preceding sentence. Except as provided herein or as otherwise directed by the Lessor, the Lessee shall not allow the name of any Person other than that of the Lessee to be placed on any Part of the Facility as a designation that might reasonably be interpreted as a claim of ownership or right to possession or use thereof.

                                  ARTICLE VIII

                                    INSURANCE

     Section 8.01. Coverage.

          (a) Subject to subsection 8.01(b), the Lessee shall maintain:

               (i) property damage insurance with respect to the Facility insuring against loss or damage from (x) fire and normal extended coverage perils customarily included in policies available with respect to property comparable to the Facility and (y) flood, earthquake and other perils customarily included under Difference in Conditions policies so available;

               (ii) "boiler and machinery" insurance with respect to damage (not insured against pursuant to subsection 8.01(a)(i) above) to the machinery, plant, equipment, storage facilities or similar apparatus included in the Facility from risks normally insured against under boiler and machinery policies;

               (iii)   business   interruption   insurance   with   respect   to
          interruptions in the operation of the Facility;

               (iv) comprehensive general public liability, including blanket contractual, personal injury, product liability, property damage

          (including broad form property damage and explosion, collapse and underground property damage) and loss of use of property of others, insurance applicable to the Facility in such amounts as are usually carried by Persons operating similar facilities presenting comparable risks in the same general region but in any event with a combined single limit of not less than $5,000,000, with separate aggregate for product and general liability, which policy shall be written on an occurrence basis;

               (v) (x) workers' compensation insurance or occupational disability benefits insurance (in at least the statutory amounts) and such other forms of insurance which the Lessee is required by law to maintain or cause to be maintained, covering loss resulting from injury, sickness, disability or death of the employees of the Lessee and (y) employers' liability insurance in an amount not less than $500,000 single limit;

               (vi) comprehensive automobile liability insurance against claims of personal injury (including bodily injury and death) and property damage covering all owned, leased, non-owned and hired vehicles with a $1,000,000.00 minimum limit per occurrence for combined bodily injury and property damage liability; and

               (vii) such other insurance with respect to the Facility in such amounts and against such insurable hazards as is usually carried by Persons operating similar properties in the same general region, but any loss of the type customarily covered by the policies described in subsections 8.01(a)(i), (ii) and (iii), whether actually covered in whole or in part by such policies, shall be the responsibility of the Lessee and the absence of such coverage shall not relieve the Lessee from any of its obligations under any of the Operative Documents;

          provided, however, that the amount of insurance coverage specified in subsections 8.01(a)(i) and (a)(ii) above with respect to the Facility shall not in any event be less than the replacement cost of the Facility, as determined by the Lessor, including agreed amount waiving coinsurance.

          All insurance policies carried in accordance with Section 8.01 shall be maintained with insurers with a Best rating of A minus or better and a Best size rating of IX or better (except for policies underwritten by Lloyds of London and approved English companies acceptable to the Lessor) approved by the Lessor and not disqualified from insuring risks in Pennsylvania.

          Any insurance policies carried in accordance with this Section 8.01 shall be subject to (i) exclusions of the sort existing in the insurance policies in effect on the Closing Date and (ii) such deductible amounts and retentions as shall not exceed the following amounts specified with respect to such policies:

         (1)   Property Damage....................................$10,000;

         (2)   Boiler and Machinery...............................$10,000;

         and

         (3)   Public Liability...................................$10,000.

          Notwithstanding anything to the contrary in this Article VIII, the Lessee shall at all times ensure that the insurance it maintains with respect to the Facility is not less extensive or inclusive in type or amount of coverage than that maintained by it in accordance with its standard corporate minimum practice with respect to other similar facilities.

          (b) During the Lease Term and unless the Lessor gives the Lessee sixty
     (60) days prior written notice, the Lessor shall provide the insurance coverage specified in subsection 8.01(a)(i) with respect to the building only and the Lessee shall reimburse the Lessor for the cost of such coverage.

     Section 8.02. Policy Provisions. Any insurance policy maintained by the Lessee pursuant to Section 8.01 hereof shall:

          (a) specify the Lessor and the Lender as additional insureds, as their respective interests may appear;

          (b) provide, except in the case of public liability insurance and workers' compensation insurance, that all loss or occurrence shall be adjusted with the Lessee and Lessor, unless an Event of Default shall have occurred and be continuing, in which case such loss or occurrence shall be adjusted with the Lessor, and payable (x) in respect of payments not exceeding $10,000, provided no Default or Event of Default shall have occurred or be continuing, to the Lessee, and (y) in all other circumstances (A) unless and until receipt of notice from the Lender stating that the Loan Agreement shall have been satisfied and discharged, to the Lender for deposit in the Insurance and Condemnation Proceeds Account and (B) thereafter, to the Lessor;

          (c) include effective waivers by the insurer of all claims for insurance premiums or commissions or (if such policies provide for the payment thereof) additional premiums or assessments against the Lessor and the Lender;

          (d) provide that in respect of the interests of the Lessor and the Lender, such policies shall not be invalidated by any action or inaction of the

     Lessee or any other  Person  and shall  insure  the  Lessor  and the Lender
     regardless   of,  and  any   claims   for  the  losses   shall  be  payable
     notwithstanding:

               (i) the occupation or use of the Facility for purposes more hazardous than permitted by the terms of the policy;

               (ii) any foreclosure or other proceeding or notice of sale relating to all or any portion of the Facility; or

               (iii) any change in the title to or ownership of all or any portion of the Facility.

          (e) provide that such insurance shall be primary insurance and that the insurers under such insurance policies shall be liable under such policies without right of contribution from any other insurance coverage effected by or on behalf of the Lessor or the Lender under any other insurance policies covering a loss that is also covered under the insurance policies maintained by the Lessee pursuant to this Article VIII and shall expressly provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the Lessee), shall operate in the same manner as if there were a separate policy covering each insured;

          (f) provide that any cancellation thereof or material adverse change therein shall not be effective as to the Lessor and the Lender until at least sixty (60) days after receipt by the Lessor and the Lender of written notice thereof;

          (g) waive any right of subrogation of the insurers against the Lessor and the Lender, and waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Lessor or the Lender;

          (h) provide that the whole or any part of the right, title and interest of the Lessor or the Lessee therein may be assigned to the Lender; and

          (i) subject to Section 8.01 hereof, be reasonably satisfactory to the Lessor and the Lender in all other material respects.

     Section 8.03. Evidence of Insurance. The Lessee shall deliver to the Lessor and the Lender at least two (2) days before the Effective Date copies of all policies of insurance required hereby and, on the date this Lease is executed and on each December 31 thereafter during the Lease Term, certificates of insurance, copies of all policies of insurance evidencing the provisions described in Section 8.02(a) hereof executed by the insurer by its duly authorized agent, and a certification from the Lessee's insurance agent or broker to the effect that all premiums required to have been paid have been paid in full.

     Section 8.04. No Duty of Lessor to Verify. No provision of this Article VIII or any provision of any other Operative Document shall impose on the Lessor any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Lessee nor shall the Lessor be responsible for any representation or warranty made by or on behalf of the Lessee to any insurance company or underwriter.

                                   ARTICLE IX

                    LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE

     Section 9.01. Occurrence of Event of Loss. If an Event of Loss shall occur, the Lessee shall give the Lessor and Lender prompt written notice of such occurrence and the date thereof. Unless the Lessor and the Lender agree in writing within thirty (30) days after such occurrence to restore, rebuild or replace the Facility in accordance with the provisions contained in the definition of "Event of Loss," then this Agreement shall terminate effective on the thirtieth day following the occurrence of the Event of Loss. Any payments (except for payments under insurance policies maintained by the Lessee other than pursuant to Article VIII hereof) received at any time by the Lessor or by the Lessee from any Governmental Authority or other Person as a result of the occurrence of an Event of Loss shall be retained by the Lessor or promptly paid to the Lessor by the Lessee; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, the Lessee may retain any proceeds of requisition of use payments made by any Governmental Authority and attributable to the Facility for a period equal to the then current Lease Term.

     Section 9.02. Repair of Loss or Destruction.

          (a) In the event of loss or destruction of all or a portion of the Facility which (x) does not constitute an Event of Loss or (y) constitutes an Event of Loss but the Lessor and the Lender agree to restore, rebuild or replace the Facility, then the Lessor shall give prompt notice thereof to the Lessee, and the Lessor, at its own cost and expense, shall promptly repair, replace and rebuild the Facility, at least to the extent of the value and as nearly as practicable to the character of the Facility existing immediately prior to such occurrence; provided, however, that the Lessee shall pay the difference, if any, between the insurance proceeds received by the Lessor as a result of such loss or destruction and the costs and expenses incurred by the Lessor in restoring, rebuilding or replacing the Facility if the loss or destruction thereof resulted from the negligent, willful, reckless or wanton act or failure to act of the Lessee, its employees, agents, invitees or independent contractors.

          (b) Except as provided in Section 9.01, this Agreement shall not terminate or be affected in any manner by reason of the destruction or damage in whole or in part of the Facility, or by reason of the untenantability of the Facility, and the Rent reserved in this Agreement and all other charges payable hereunder shall be paid by the Lessee in accordance with the terms, covenants and conditions of this Agreement, without abatement, diminution or reduction.

     Section 9.03. Other Dispositions. Notwithstanding the foregoing provisions of this Article IX, so long as a Default or an Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, the Lessee pursuant to this Article IX shall be paid to the Lender (or to the Lessor after the lien of the Loan Agreement shall have been released) as security for the obligations of the Lessee under this Lease and, at such time thereafter as no Default or Event of Default shall be continuing, such amount shall be paid promptly to the Lessee unless the Lessor shall have theretofore declared this Lease to be in default pursuant to Section 14.01 hereof, in which event such amount shall be disposed of by the Lender in accordance with the provisions of the Loan Agreement or by the Lessor in accordance with the provisions of this Agreement, as the case may be.

                                    ARTICLE X

                           INTEREST CONVEYED TO LESSEE

     This Lease is an agreement of lease and does not convey to the Lessee any right, title or interest in or to the Facility except as a lessee.

                                   ARTICLE XI

                        ASSIGNMENT AND SUBLEASE; LOCATION

     Section 11.01. Assignment and Sublease. The Lessor shall be permitted to assign any of its right, title or interest in, to or under this Agreement without the consent of the Lessee if the assignee is (a) a lender or group of lenders providing financing to the Lessor or (b) a purchaser of the Facility. All other assignments of any right, title or interest in, to or under this Agreement shall be made only with the prior written consent of the Lessee, which consent shall not be unreasonably withheld. Except as provided below, the Lessee may not sublease the Facility or any part thereof or assign any of its rights or interest hereunder without the written consent of the Lessor, which consent shall not be unreasonably withheld; provided, however, that any such sublease or assignment by the Lessee (a) shall not release the Lessee from any of its obligations or liabilities of any nature whatsoever arising under this Agreement and the Lender Consent and Agreement; (b) shall be expressly subject to and subordinate to this Agreement; (c) shall be accompanied by an unconditional guarantee of the Lessee's obligations under the Lease issued by a party having financial strength satisfactory to the Lessor; and (d) shall not be permitted if a Default or Event of Default has occurred and is continuing. Notwithstanding the foregoing, the Lessee shall be permitted to assign this Agreement without the consent of the Lessor only in the event the Lessee is being merged into, consolidated with or otherwise combined with other corporations a majority of whose voting capital stock is owned by the shareholders of the Lessee on the Effective Date, so long as following such merger, consolidation or combination, the majority of voting capital stock of the surviving entity is owned by the shareholders of the Lessee on the Effective Date. These provisions shall be binding on any subsequent assignee or sublessee of the Lessee's or the Lessor's rights or interest hereunder. The rights and obligations of the Lessor and the Lessee hereunder shall inure to the benefit of, and be binding upon, the permitted successors and permitted assigns of the Lessor and the Lessee, respectively.

     Section 11.02. Location. The Lessee shall not remove, or permit to be removed, the Plant or Equipment or any part thereof from the Site without the prior written consent of the

Lessor, except that the Lessee or any other Person may remove any Part in accordance with the provisions of Sections 6.02 and 6.09 hereof.

                                   ARTICLE XII

                             INSPECTION AND REPORTS

     Section 12.01. Condition and Operation. The Lender and the Lessor and their authorized representatives (the "Inspecting Parties") may inspect, at their own expense, the Facility. After an Event of Default has occurred and is continuing, the Inspecting Parties may also inspect, at their expense, the books and records of the Lessee relating to the Facility and make copies and abstracts therefrom. The Lessee shall furnish to the Inspecting Parties statements accurate in all material respects regarding the condition and state of repair of the Facility, all at such times and as often as may be reasonably requested. None of the Inspecting Parties shall have any duty to make any such inspection or inquiry. To the extent permissible, the Lessee shall prepare and file in timely fashion, or, where the Lessor shall be required to file, the Lessee shall prepare and deliver to the Lessor within a reasonable time prior to the date for filing, any reports with respect to the condition or operation of the Facility that shall be required to be filed with any Governmental Authority.

     Section 12.02. Annual Insurance Report. On or before March 15 of each year during the Lease Term, and within ten (10) days after any material adverse change in the information set forth in the certificates provided pursuant to
Section 8.03 hereof, the Lessee shall deliver to the Lessor and the Lender a report of a Responsible Officer of the Lessee setting forth (a) a complete list of all insurance policies obtained and maintained by the Lessee pursuant to
Article VIII, (b) stating whether such insurance policies comply with the requirements of Article VIII and (c) stating whether all premiums then due thereon have been paid.

     Section 12.03. Financial Reports. During the Lease Term, the Lessee shall provide to the Lessor and the Lender the following:

          (a) As soon as available, and in any event within thirty (30) days after the end of each month, unaudited financial statements for the Facility, including a balance sheet as at the end of such month and statements of income and retained earnings and of cash flow for such month and for the period from the beginning of the Lease Year. There shall be included with such financial statements (i) a certificate of a Responsible Officer stating in effect that, to the best of his knowledge and belief, such financial statements are true and correct and have been prepared in accordance with generally accepted accounting principles, consistently applied, subject to changes resulting from year-end adjustments and (ii) a certificate of a Responsible Officer setting forth in detail reasonably satisfactory to the Lessor a calculation of Cash Flow of the Facility for such month and for the Lease Year through the end of such month.

          (b) In addition,  as soon as available  and in any event within ninety
     (90) days after the end of each Lease Year, financial statements for the Facility, including a balance sheet as of the end of such Lease Year, and statements of income and retained earnings and of cash flow for such Lease Year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by the review opinion of a recognized firm of independent certified public accountants acceptable to the Lessor. There shall be included with such financial statements a certificate of a Responsible Officer setting forth in detail reasonably satisfactory to the Lessor a calculation of Cash Flow of the Facility for such Lease Year. The Lessor shall have the right at any time to audit the financial statements and the certificate of Cash Flow required to be provided hereunder. Such audit shall be performed by an independent certified public accounting firm selected by the Lessor and shall be at the Lessor's expense, unless such audit results in the upward adjustment of Cash Flow for any Lease Year in an amount equal to two percent (2%) or more of the Cash Flow reflected on the certificate provided to the Lessor by the Lessee, in which case the cost of such audit shall be paid by the Lessee and shall not be considered Greenhouse Expenses. Any payments required to be made as a result of any adjustment to the Cash Flow shall be made within ten (10) Business Days following receipt of the results of the audit.

          (c) The Lessor shall have the right to review the books and records of the Lessee relating to the Facility for the purpose of verifying the accuracy of the financial statements and calculations of Cash Flow provided pursuant to Sections 12.03(a) and (b). and

          (d) On or before January 31 of each year during the Lease Term (commencing on January 31, 1995), a certificate of a Responsible Officer of the Lessee stating that such Responsible Officer has made or caused to be made a review of all transactions relating to the Facility and the financial and operating condition of the Lessee for the immediately preceding Lease Year and that, based on such review, no Default or Event of Default has occurred during such year (or, if a Default or Event of Default shall have occurred, specifying the nature thereof and the action the Lessee has taken or prepares to take with respect thereto).

     Section 12.04. Budget Approval. No later than the forty-five (45) days prior to the commencement of any Lease Year, the Lessee shall present to the Lessor for its approval, which shall not be unreasonably withheld, its budget for the Facility for the following Lease Year, prepared in detail satisfactory to the Lessor (the budget prepared pursuant to this Section 12.04 shall be referred to herein as the "Budget"). In the event the Lessor withholds its approval of any Budget, it shall provide to the Lessee a written statement of specific objections to the Budget. The Budget presented shall be deemed to be approved with respect to all items except those to which the Lessor has objected. In the event the Lessee disputes the Lessor's objections, the Lessor and the Lessee shall appoint a mutually agreeable independent advisor with experience in the operation of greenhouse facilities, which advisor shall review the disputed amounts and decide the appropriate level of expenditures for such items. The decision of such advisor shall be binding upon the Lessor and the Lessee and shall become part of the Budget for such Lease Year.

     Section 12.05. Liability. The Lessee shall, promptly after obtaining knowledge thereof, give prompt written notice to the Lessor and the Lender of each accident likely to result in material damages or claims for material damages against the Lessee or any other Person with respect to the Facility in excess of $100,000 (if such claims and damages are insured) or $25,000 (if not insured), and occurring in whole or in part (whenever asserted) during the Lease Term, and on request shall furnish to the Lessor and the Lender information as to the time, place and nature thereof, the names and addresses of the parties involved, any Persons injured, witnesses and owners of any property damaged and such other information as may be known to it, and shall promptly upon request furnish the Lessor and the Lender with copies of all correspondence, papers, notices and documents whatsoever received by the Lessee in connection therewith.

     Section 12.06. Liens. The Lessee shall promptly, and in no event later than five (5) Business Days after it shall have obtained knowledge of the attachment of any Lien that it shall be obligated to discharge or eliminate pursuant to
Article V hereof, notify the Lessor and the Lender of the attachment of such Lien and the full particulars thereof unless the same shall have been removed or discharged by the Lessee.

                                  ARTICLE XIII

                                EVENTS OF DEFAULT

     The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

          (a) the Lessee shall fail to make any payment of Rent within five (5) days after the same shall have become due; or

          (b) the Lessee shall fail to make any payment of any other amount payable hereunder within ten (10) days after notice of such failure from the Lessor or the Lender; or

          (c) the Lessee shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it under Article VIII or Article XI hereof within five (5) days after notice of such failure from the Lessor or the Lender; or

          (d) the Lessee shall fail to perform or observe any covenant, condition of agreement (not included in clause (a), (b) or (c) of this Article XIII to be performed or observed by it hereunder or under any other Operative Document and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the Lessor; or

          (e) the filing by the Lessee or APD of any petition for dissolution or liquidation of the Lessee or the commencement by the Lessee of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the Lessee shall have consented to the entry of an order for relief in an involuntary case under any such law, or the failure of the

     Lessee generally to pay its debts as such debts become due (within the meaning of the Bankruptcy Reform Act of 1978, as amended), or the failure by the Lessee promptly to satisfy or discharge any execution, garnishment or attachment of such consequence as will impair its ability to carry out its obligations under this Agreement, or the appointment of or taking possession by a receiver, custodian or trustee (or other similar official) for the Lessee or any substantial part of its property, or a general assignment by the Lessee for the benefit of its creditors, or the entry by the Lessee into an agreement of composition with its creditors, or the Lessee shall have taken any corporate action in furtherance of any of the foregoing; or the filing against the Lessee of an involuntary petition in bankruptcy which results in an order for relief being entered or, notwithstanding that an order for relief has not been entered, the petition is not dismissed within forty-five (45) days of the date of the filing of the petition, or the filing under any law relating to bankruptcy, insolvency or relief of debtors of any petition against the Lessee for reorganization, composition, extension or arrangement with creditors which either (i) results in a finding or adjudication of insolvency of the Lessee or (ii) is not dismissed within forty-five (45) days of the date of the filing of such petition; or

          (f) any representation or warranty by the Lessee in any Operative Document or in any certificate or document delivered pursuant thereto shall have been materially false when made; or

          (g) the occurrence of an Event of Default under the Line of Credit Facility Agreement.

                                   ARTICLE XIV

                                   ENFORCEMENT

     Section 14.01. Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor may, at its option, by notice to the Lessee, declare this Lease to be in default, and at any time thereafter the Lessor may do one or more of the following as the Lessor in its sole discretion shall determine:

          (a) the Lessor may, by notice to the Lessee, rescind or terminate this Lease;

          (b) the Lessor may (i) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return the Facility promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Article VI hereof as if the Facility were being returned at the end of the Lease Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith, (ii) enter upon the Site and take immediate possession of (to the exclusion of the Lessee) the Facility or remove the Plant or Equipment or both, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and (iii) offer employment to the Lessee's employees;

          (c) the Lessor may sell all or any part of the Equipment and its rights to the Plant and the Site at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or any proceeds with respect thereto;

          (d) the Lessor may lease to others all or any part of the Facility as the Lessor in its sole discretion may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or for any proceeds with respect to such action or inaction, except that the Lessee's obligation to pay Rent with respect to the Facility for periods commencing after the Lessee shall have been deprived of use of the Facility pursuant to this paragraph (d) shall be reduced by the net proceeds, if any, actually received by the Lessor from leasing the Facility to any Person other than the Lessee for the same periods or any portion thereof; and

          (e) the Lessor may exercise any other right or remedy that may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

     Section 14.02. Survival of Lessee's Obligations. Except as provided in subsection 14.01(d) above, no termination of this Lease, in whole or in part, or repossession of all or any portion of the Facility or exercise of any remedy under Section 14.01 hereof shall, except as specifically provided therein, relieve the Lessee of any of its liabilities and obligations hereunder. In addition, the Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before, during or after the exercise of any of the foregoing remedies, including all reasonable legal fees and expenses and other costs and expenses incurred by the Lessor and the Lender by reason of the occurrence of any Event of Default or the exercise of the Lessor's remedies with respect thereto, and including all costs and expenses incurred in connection with the return of the Facility in the manner and condition required by, and otherwise in accordance with the provisions of, Article VI hereof as if such Facility were being returned at the end of the Lease Term.

     Section 14.03. Remedies Cumulative. To the extent permitted by, and subject to the mandatory requirements of, applicable law, each and every right, power and remedy herein specifically given to the Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by the Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the

Lessee or to be an acquiescence therein. No express or implied waiver by the Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

                                   ARTICLE XV

                           RIGHT TO PERFORM FOR LESSEE

     If the Lessee shall fail to perform or comply with any of its agreements contained herein, the Lessor may perform or comply with such agreement, and the amount of such payment and the amount of the expenses of the Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, shall be payable by the Lessee upon demand.

                                   ARTICLE XVI

                                   INDEMNITEES

     Section 16.01. General Indemnity.

          (a) Payment of Expenses by Lessee. The Lessee shall pay, and shall indemnify and hold harmless each Indemnitee from and against, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including legal fees and expenses, of whatsoever kind and nature (collectively, "Expenses" and individually, an "Expense"), imposed on, incurred by or asserted against any Indemnitee (whether because of an action or omission by such Indemnitee or otherwise), in any way relating to or arising out of the occupation and operation of the Facility by the Lessee and the production and sale of the Product.

          (b) Exceptions. The indemnities contained in Section 16.01(a) hereof with regard to any particular Indemnitee shall not extend to any Expense
     (i) resulting from the willful misconduct or gross negligence of such Indemnitee (other than willful misconduct or gross negligence imputed to such Indemnitee solely by reason of its interest in the Facility), (ii) resulting solely from the breach by such Indemnitee of any of its representations, warranties or covenants in any of the Operative Documents,
     (iii) unless an Event of Default shall have occurred and be continuing and Lessor or Lender shall be exercising remedies with respect thereto, to the extent such Expense shall relate to acts or events not attributable to the Lessee that occur after the Lease Term, (iv) so long as no Event of Default shall have occurred and be continuing, to the extent attributable solely to the disposition or attempted disposition of the Facility or any interest in any thereof, by or on behalf of any Indemnitee, other than a transfer of the Facility pursuant to Article XIV hereof or as required by any Operative Documents, (v) constituting Fees, Taxes or Other Charges or (vi) which constitutes internal, overhead expenses of the Indemnitee.

          (c) Notice.  If any party  entitled to  indemnity  under this  Section
     16.01 or the Lessee shall have received written notice of any liability indemnified against under this Section 16.01, it shall give prompt notice thereof to the Lessee, or the party entitled to be indemnified, as the case may be, but the failure to give such notice shall not affect any obligation under this Section 16.01. In case any action, including any investigatory proceeding, shall be brought against, or commenced with respect to, any Indemnitee in respect of which the Lessee is required to indemnify such Indemnitee pursuant to the provisions of this Section 16.01, the Lessee shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnitee and the payment of all expenses. In the event the Lessee assumes the defense of any such action, any Indemnitee shall have the right to employ separate counsel in such action and participate therein, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, unless (i) the employment of such counsel has been specifically authorized by the Lessee, or (ii) the named parties to such action (including any impleaded parties) include both such Indemnitee and the Lessee and representation of such Indemnitee and the Lessee by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between them or (iii) the counsel employed by the Lessee and satisfactory to such Indemnitee has advised such Indemnitee, in writing, that such counsel's representation of such Indemnitee would be likely to involve such counsel in representing differing interests which could adversely affect either the judgment or loyalty of such counsel to such Indemnitee, whether it be a conflicting, inconsistent, diverse or other interest (in which case the Lessee shall not have the right to assume the defense of such action on behalf of such Indemnitee; it being understood, however, that the Lessee shall not, in connection with any one such action, or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, and of any local counsel retained by such firm, at any one time for each such Indemnitee, which firm shall be designated in writing by such Indemnitee). The Lessee shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Lessee or if there be a final judgment, beyond further review or appeal, in any such action, the Lessee agrees to indemnify and hold harmless any Indemnitee from and against any loss or liability by reason of such settlement or judgment.

          (d) Payment. The Lessee covenants and agrees to pay all amounts required to be paid under this Section 16.01 on demand by the relevant Indemnitee.

     Section 16.02. Fees, Taxes and Other Charges.

          (a) Payment by Lessee.

               (i) The Lessee hereby agrees to pay and assume liability for, and on written demand to indemnify, protect, defend, save and hold harmless each Indemnitee from and against, any and all governmental or quasi-governmental fees (including without limitation license and registration fees), taxes (including without limitation gross receipts, franchise, sales, use, property, real or personal, tangible or intangible), interest equalization and stamp taxes, assessments, levies, imposts, duties, charges or withholdings of any nature whatsoever, together with any and all penalties, fines or interest thereon ("Fees, Taxes and Other Charges") imposed against any Indemnitee, the Lessee or the Facility or any portion thereof by any Federal, state or local governmental or taxing authority in the United States of America or by any foreign government or any subdivision or taxing authority thereof, upon or with respect to the occupation and operation of the Facility by the Lessee and the production and sale of the Product.

               (ii) Notwithstanding anything to the contrary set forth above, the provisions of this Section 16.02 shall not apply to:

                    (A) Fees,  Taxes and Other  Charges on, or measured in whole or in part by (y) the net income or gross income of an Indemnitee or (z) the franchise, capital, conduct of business, net worth or tax preference of an Indemnitee;

                    (B) Fees,  Taxes and Other  Charges to the extent on, levied on, or measured by, any fees or compensation received by an Indemnitee for services rendered in connection with this Agreement;

                    (C) Fees, Taxes or Other Charges which result from any Indemnitee engaged in activities not related to this Agreement;

                    (D) so long as no  Event  of  Default  has  occurred  and is continuing, Fees, Taxes or other Charges imposed as a result of the voluntary sale, transfer, assignment or other disposition of any interest in the Facility by an Indemnitee, if such disposition shall not be pursuant to or in connection with
               Article XIV hereof;

                    (E) Fees, Taxes or Other Charges imposed solely with respect to any period after the end of the Lease Term unless an Event of Default has occurred and is continuing and the Lessor or the Lender shall be exercising remedies with respect thereto;

                    (F) Fees,  Taxes or Other  Charges  imposed as the result of any transfer or disposition of any interest in the Facility by any Indemnitee resulting from bankruptcy or other proceedings for the relief of debtors (voluntary or involuntary) in which the transferor is the debtor; or

                    (G) Fees, Taxes and Other Charges imposed solely as a result of the willful misconduct or gross negligence of the Indemnitee.

               (iii) In case any report or return is required to be made with respect to any obligations of the Lessee under this Section 16.02 or arising out of this Section 16.02, the Lessee shall, to the extent permitted by law, either make such report or return in such manner (including the making thereof in the Lessor's name) as will show the ownership of the Equipment in the Lessor and send a copy of such report or return to the Lessor, or shall notify the Lessor of such requirement and make such report or return in such manner as shall be reasonably satisfactory to the Lessor. Each Indemnitee agrees that it will promptly forward to the Lessee any notice, bill or any advice received by it concerning any such Fees, Taxes and Other Charges and will, at Lessee's expense, use its best efforts and take such lawful and reasonable steps as may be proposed by the Lessee in writing to minimize any of the same for which the Lessee is responsible under this Section 16.02.

               (iv) The amount  which the Lessee  shall be required to pay to or for the account of any Indemnitee with respect to any Fees, Taxes and Other Charges which are subject to indemnification under this Section
          16.02 shall be an amount sufficient to restore the Indemnitee to the same position the Indemnitee would have been in had such Fees, Taxes and Other Charges not been incurred or imposed. If the payment by the Lessee under this Section 16.02 of an amount equal to such Fees, Taxes and Other Charges would be more or less than the amount which would be required to make such Indemnitee whole as a result of any tax effect to an Indemnitee in connection with such payment of such Fees, Taxes or Other Charges, including, without limitation (A) the inclusion of any payment to be made by the Lessee under this Section 16.02 in the taxable income of any Indemnitee in one year and the deduction of the Fees, Taxes and Other Charges with respect to which such payment is made from the taxable income of such Indemnitee in a different year,
          (B) the nondeductibility of such Fees, Taxes and Other Charges from the taxable income of such Indemnitee or (C) the anticipated realization by such Indemnitee in a different year of tax benefits resulting from the transaction giving rise to such Fees, Taxes and Other Charges, the amount of the indemnity to be paid by the Lessee shall be adjusted to an amount which (after taking into account all tax effects on such Indemnitee, any loss of use of money resulting from differences in timing between the inclusion of such indemnity in the taxable income of such Indemnitee and the anticipated realization by such Indemnitee of tax benefits resulting from the transaction to which such indemnity is related and the present value of any anticipated future tax benefits to be realized by such Indemnitee as a result of deducting such Fees, Taxes and Other Charges or as a result of the transaction giving rise thereto) will be sufficient to place the Indemnitee in the same position such Indemnitee would have been in had such Fees, Taxes and Other Charges not been imposed. All computations for purposes hereof shall be based on tax rates in effect on the date payment pursuant to this Section 16.02 is made. Computations involving the loss of use of money or calculations of present value shall be based on the Overdue Rate as adjusted for applicable income tax effects and compounded monthly on the Rent Payment Dates. Each Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with taxing authorities to seek and claim all tax benefits available with respect to items referred to herein.

          (b) Refunds. If any Indemnitee shall obtain a refund or credit of all or any part of any Fees, Taxes and Other Charges, payment of or indemnity for which shall have been made by the Lessee pursuant to this Section 16.02, such Indemnitee shall, unless a Default or an Event of Default shall have occurred and be continuing, promptly pay to the Lessee (i) the amount of such refund or credit (together with any interest paid to such Indemnitee with respect to such refund or credit) plus (ii) an amount equal to all tax benefits realized by such Indemnitee as the result of the payment of the amounts referred to in clause (i) above and this clause
     (ii).

     Section 16.03. Survival. The obligations of the Lessee under this Article XVI shall survive the termination of this Agreement and are expressly made for the benefit of and shall be enforceable by any Indemnitee, separately or together, without declaring this Agreement to be in default and notwithstanding any assignment by the Lessor of this Lease or any of its rights hereunder. The extension of applicable statutes of limitations by an Indemnitee or the Lessee shall not affect the survival of the Lessee's or any Indemnitee's obligations, as the case may be, under this Article XVI. The obligations of the Indemnitees shall survive the termination of this Lease. All payments required to be paid pursuant to Article XVI shall be made directly to, or as otherwise requested by, the Indemnitee entitled thereof, upon written demand by such Indemnitee. All such written demands shall specify the amounts payable and the facts upon which the right to indemnification is based.

     Section 16.04. Waiver. The Lessee hereby waives all tort claims and causes of action in tort it may have at any time against any Indemnitee in any way relating to or arising from or alleged to relate to or arise from any Operative Document, except with regard to circumstances constituting an exception to the Lessee's obligation to indemnify pursuant to Section 16.01(b) hereof.

                                  ARTICLE XVII

                               COVENANTS OF LESSEE

     Section 17.01. Operation of Facility. During the Lease Term, the Lessee shall use its best efforts to operate the Facility (including the sowing, growing, harvesting and packaging of the Product) at its fullest productive capacity as would a prudent commercial greenhouse operator under the same or similar circumstances and to market the Product with substantially the same effort and on the same terms as used for product produced at other facilities operated by the Lessee or its Affiliates. The Lessee hereby agrees to give prompt written notice to the Lessor if at any time the Lessee becomes aware that the Facility is not being operated at its fullest productive capacity.

     Section 17.02. Affiliated Transactions.

          (a) In the event the Lessee uses the Facility to pack, store, grade, separate or distribute Product grown in greenhouses other than the Facility owned, leased, operated or managed by the Lessee, then the Lessee agrees to charge such greenhouses a fee per pound that is satisfactory to, and approved in advanced by, the Lessor plus an amount equal to at least the Lessee's cost for boxes and packing materials. Without the prior written consent of the Lessor, the Lessee shall not use the Facility for any product other than the Product.

          (b) In the event the Lessee purchases any equipment, supplies or other items from any Affiliate, such purchases shall be on terms no less favorable than those available from unaffiliated parties.

          (c) The Lessee shall provide to the Lessor on a monthly basis in detail satisfactory to the Lessor a list of all Product handled by the Facility for greenhouses pursuant to subsection 17.02(a) and all items purchased from Affiliates and the purchase price thereof pursuant to subsection 17.02(b).

                                  ARTICLE XVIII

                                  MISCELLANEOUS

     Section 18.01. Further Assurances. The Lessee shall cause the Operative Documents and any amendments and supplements to any of them (together with any other instruments, financing statements, continuation statements, records or papers necessary in connection therewith) to be recorded and/or filed and rerecorded and/or refiled in each jurisdiction as and to the extent required by law in order to, and shall take such other actions as may from time to time be necessary to, establish, perfect and maintain (a) the Lessor's right, title and interest in and to the Facility, not subject to any Liens except Permitted Liens, (b) for the benefit of the Lender and other holders of Notes, the first mortgage lien and first priority security interest in the Facility provided for in the Loan Agreement and including any Parts made subject to this Lease or the Loan Agreement or the Mortgage pursuant to Article VI hereof and (c) each of the other rights and interests created by the Loan Agreement and the Mortgage or by any other Operative Document in the Lessor or the Lender. The Lessee will promptly and duly execute and deliver to each of the Lessor and the, Lender such documents and assurances and take such further action as the Lessor may from time to time reasonably request in order to carry out more effectively the intent and purpose of the Operative Documents and to establish and protect the rights and remedies created or intended to be created in favor of the Lessor and the Lender, to establish, perfect and maintain the Lessor's right, title and interest in and to the Facility and, for the benefit of the Lender, the first mortgage lien and first priority security interest in the Facility provided for in the Loan Agreement and the Mortgage, including without limitation if requested by the Lessor or the Lender at the expense of the Lessee, the recording or filing of counterparts or appropriate memoranda of the Operative Documents, or of such financing statements or other documents with respect thereto as the Lessor or the Lender may from time to time reasonably request, and the Lessor agrees promptly to execute and deliver such of the foregoing financing statements or other documents as may require execution by the Lessor.

     Section 18.02. Quiet Enjoyment. The Lessor covenants that it will not interfere in the Lessee's quiet enjoyment of the Facility hereunder during the Lease Term, so long as (a) the Lessee is in compliance with each ten-n and condition hereof and (b) no Event of Default has occurred or is continuing.

     Section 18.03. Facility as Security for Lessor's Obligations. In order to secure the indebtedness evidenced by the Notes, the Lessor provides in the Loan Agreement and the Mortgage, among other things, for the creation in favor of the Lender of a first mortgage lien and first priority security interest for the benefit of the Lender and any other holder of Notes in the Plant and the Site and for the assignment by the Lessor to the Lender of the right, title and interest of the Lessor in and to this Agreement and the other Operative Documents, to the extent provided in the Loan Agreement and the Mortgage. The Lessee hereby agrees to execute and deliver to the Lender the Lender Consent and Agreement.

     Section 18.04. Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any person shall be in writing and any such notice shall become effective three (3) Business Days after being deposited in the mails, certified or registered with appropriate postage prepaid for first-class mail or, if delivered by hand or in the form of a telex or telegram, when received, and shall be directed to the Address of such person.

     Section 18.05. Severability. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

     Section 18.06. Amendment. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought and, for so long as the Loan Agreement is in effect, with the prior written consent of the Lender.

     Section 18.07. Headings. The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

     Section 18.08. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 18.09. Governing Law. This Agreement has been delivered in, and shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance; provided, however, that matters relating to rights in real property shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     Section 18.10. Performance of Obligations to Lender. The provisions of this Agreement which require or permit action by, the consent, approval or authorization of, the furnishing of any document, paper or information to, or the performance of any other obligation to, the Lender shall not be effective, and the Sections hereof containing such provisions shall be read as though there were no such requirements of permissions, after all the Notes shall have been paid in full in accordance with their terms.

     Section 18.11. Binding Effect; Successors and Assigns; Survival. The terms and provisions of this Agreement, and the respective rights and obligations hereunder of the Lessor and the Lessee, shall be binding upon their respective successors and assigns (including, in the case of the Lessor, any Person to whom the Lessor may transfer all or any portions of the Facility), and inure to the benefit of their respective permitted successors and assigns, and the rights hereunder of the Lender shall inure (subject to such conditions as are contained herein) to the benefit of their respective permitted successors and assigns. The obligations of the Lessee under this Agreement shall survive the termination of this Agreement.

     Section 18.12. Divisible Lease. It is the intention of the parties hereto that this Agreement shall constitute the lease of both personal property and real property and, to such extent, shall be deemed divisible. It is the intention and understanding of the parties hereto that all the Equipment constitutes personal property and all the Site and Plant constitute real property for all purposes of this Lease and the other documents referred to herein and for all purposes of bankruptcy laws of the United States; provided, however, that nothing herein shall affect the rights and obligations of Lessor or Lessee under Section 18.01 hereof, it being understood that no filing, refiling, recording, re-recording, registration or reregistration in any office for the filing, recording or registration of interests in real property shall constitute or be deemed to constitute evidence or an admission by Lessor or Lessee that the Equipment is real property.

     Section 18.13. Effectiveness. This Agreement shall become effective upon the date (the "Effective Date") the last of the following events occurs:

          (a) the Closing Date;

          (b) the receipt of the Lender Consent and Agreement; and

          (c)  the  termination  of  the  Lessor's   arrangement  with  Ringgold
     Nurseries, Inc. and VHB Greenhouse Management, Inc. and the vacation of the Facility thereby.

     The Lessor agrees to indemnify and hold harmless the Lessee from all Expenses incurred by the Lessee as a result of the Lessor's termination of its arrangement with Ringgold Nurseries, Inc. and VHB Greenhouse Management, Inc.; provided, however, that the Lessor shall not indemnify the Lessee from Expenses incurred by the Lessee as a result of discussions held by the Lessee with employees of Ringgold Nurseries, Inc., VHB Greenhouse Management, Inc. or their Affiliates. In addition, this Lease may be terminated by either party in the event a mutually agreeable Line of Credit Facility Agreement has not been executed by December 1, 1993.

     Section 18.14. Security Agreement. On or before the Effective Date, the Lessee shall execute a security agreement (the "Lease Security Agreement") in favor of the Lessor granting the Lessor a security interest in all the Lessee's property to secure the Lessee's obligations under the Lease, which security interest shall be expressly subordinated to the security interest granted pursuant to the Security Agreement.

     IN WITNESS WHEREOF, the undersigned have each caused this Lease Agreement to be duly executed and delivered and their corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized as of the day and year first above written.

Attest:                                  COGENTRIX OF PENNSYLVANIA, INC.



_______________________________          By:____________________________________
_____________________ Secretary          Name:
                                         Title:


      [Corporate Seal]



Attest:                                  KEYSTONE VILLAGE FARMS, INC.



_______________________________          By:____________________________________
_____________________ Secretary          Name: Michael A. Degiglio
                                         Title: President



      [Corporate Seal]


               Unconditional Guarantee of Payment and Performance

     APD is an Affiliate of the Lessee and is under common ownership with the Lessee. To induce the Lessor to enter into this Lease Agreement and in consideration for the benefits to be derived by APD from the transactions contemplated hereby, APD unconditionally guarantees the payment when due and timely performance of any and all obligations of Lessee under this Lease Agreement. Upon default by the Lessee in making payment hereunder or any other failure to perform its obligations hereunder, APD shall make such payment or cause such obligation to be performed, promptly upon the demand of the Lessor. APD agrees that the Lessor and/or the Lessee may from time to time extend or renew provisions of this Lease Agreement for any period and may grant any releases, compromises or indulgences with respect thereto (including, but not limited to, the failure or refusal to exercise one or more of the right or remedies provided herein), without notice to or consent of APD, and without affecting the liability of APD hereunder.

                                         AGRO POWER DEVELOPMENT, INC.



                                         By:____________________________________
                                         Name: Michael A. Degiglio
                                         Title: President

                                                                SCHEDULE 1.01(a)
                                                              TO LEASE AGREEMENT

                             Description of Facility

PART 1:  Description of Equipment


Description of Equipment

1 Trailer w/Spray Equipment

18 Tube Trolleys

1 Tomato Grading Machine



PART 2:  Description of Plant

     The  greenhouse  facility  containing   approximately  9.7  acres  and  the
headhouse facility, each as reflected on Exhibit B hereto.



PART 3:  Description of Site

     That portion of the property described on Annex A hereto that is described on the survey attached as Annex B hereto as the Greenhouse and the Headhouse.

                                                                   SCHEDULE 3.01
                                                              TO LEASE AGREEMENT

                                   BASIC RENT

     Basic Rent shall be payable as follows:

                                                                                                         1998 and
     Rent Payment Date             1994              1995              1996              1997           Thereafter
     -----------------             ----              ----              ----              ----           ----------
          April 1                   *                 *                 *                 *                 *
           May 1                    *                 *                 *                 *                 *
          June 1                    *                 *                 *                 *                 *
          July 1                    *                 *                 *                 *                 *
         August 1                   *                 *                 *                 *                 *
        September 1                 *                 *                 *                 *                 *
         October 1                  *                 *                 *                 *                 *
        November 1                  *                 *                 *                 *                 *
        December 1                  *                 *                 *                 *                 *
                                  -----             -----             -----             -----             -----
           TOTAL                    *                 *                 *                 *                 *




*Information omitted and subject to request for confidential treatment

                                                                   SCHEDULE 3.02
                                                              TO LEASE AGREEMENT

                                SUPPLEMENTAL RENT

Supplemental Rent

 First $100,000       Cash Flow Between $100,000 and           Cash Flow in
  of Cash Flow                   $600,000                   Excess of $600,000
----------------     --------------------------------      --------------------
       *%                           *%                              *%









*Information omitted and subject to request for confidential treatment